Second Quarter Earnings Call Supplemental Information August 7, 2024

Enhabit Home Health & Hospice 2 Disclaimer Forward looking statements Statements contained in this presentation which are not historical facts, such as those relating to future events, projections, financial guidance, legislative or regulatory developments, strategy or growth opportunities, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Enhabit undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties, many of which are beyond our control. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by the Company include, but are not limited to, our ability to execute on our strategic plans; regulatory and other developments impacting the markets for our services; changes in reimbursement rates; general economic conditions; changes in the episodic versus non-episodic mix of our payors, the case mix of our patients and payment methodologies; our ability to attract and retain key management personnel and healthcare professionals; potential disruptions or breaches of our or our vendors’, payors’, and other contract counterparties’ information systems; the outcome of litigation; our ability to successfully complete and integrate de novo locations, acquisitions, investments, and joint ventures; our ability to successfully integrate technology in our operations; and our ability to control costs, particularly labor and employee benefit costs. Additional information regarding risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in this presentation are described in reports filed with the SEC, including our annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which are available on the Company’s website at http://investors.ehab.com. Note regarding presentation of non-GAAP financial measures This presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, and Adjusted free cash flow. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are presented at the end of this presentation. Our Form 8-K, filed with the SEC as of the date of this presentation, provides further explanation and disclosure regarding Enhabit’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information. Additionally, our Form 10-Q for the three months ended June 30, 2024, provides further information regarding "unusual or nonrecurring items that are not typical of ongoing operations," a reconciliation item in our Adjusted EBITDA calculation. Note regarding presentation of same-store comparisons The Company uses “same-store” comparisons to explain the changes in certain performance metrics and line items within its financial statements. Same-store comparisons are calculated based on home health and hospice locations open throughout both the full current period and the immediately prior period presented. These comparisons include the financial results of market consolidation transactions in existing markets, as it is difficult to determine, with precision, the incremental impact of these transactions on the Company’s results of operations.

Contents Results at a Glance 4 Consolidated Results 5-6 Clinical Expertise and High-Quality Outcomes 7 Payor Innovation 8-9 De Novos 10 Home Health Segment 11-12 Hospice Segment 13-14 Consolidated Adjusted EBITDA 15 Debt and Liquidity 16 Adjusted Free Cash Flow 17 Guidance 18-19 Adjusted Free Cash Flow Assumptions and Uses of Free Cash Flow 20-21 Appendix, Including Company Overview & Reconciliations to GAAP 22-41

Results at a Glance

Home Health

Non-Medicare admissions grew 25.2%, driving total admissions growth of 6.4% year over year.

43% of non-Medicare visits are now in payor innovation contracts at improved rates.

Cost per visit decreased 2.2% year over year.

30-day hospital readmission rate 23.3% better than national average

Hospice

Average daily census increased 2.7% year over year.

Average daily census increased sequentially every month since January.

Admissions increased 1.8% year over year

Adjusted EBITDA grew 9.6% year over year.

Cost per day increased 1.3% year over year.

53.2% better than the national average for patient visits in the last days of life

Consolidated

Consolidated Adjusted EBITDA grew 5.4% year over year through cost management in home health and revenue growth in hospice.

Continued success in recruitment and retention of nurses

Reduced bank debt by $15 million in the quarter; bank debt down $30 million year over year

$260.6M
Net service revenue

$0.2M Net loss attributable to Enhabit, Inc.	**$0.00** Reported EPS
$25.2M Adjusted EBITDA	**$0.07** Adjusted EPS
54,224 Home Health Admissions	**2,888** Hospice Admissions
41,620 Home Health Medicare completed episodes	**3,517** Hospice Average daily census
$2,924 Home Health Medicare revenue per episode	**$157** Hospice Revenue per patient day
$89 Home Health Cost per visit	**$78** Hospice Cost per patient day

Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice

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Consolidated Results

($ in millions, except per share data)	Q2				
	2024		2023		'24 vs. '23
Home health net service revenue		$210.2		$213.8	*(1.7)%*
Hospice net service revenue		50.4		48.5	*3.9 %*
Total net service revenue		**$260.6**		**$262.3**	***(0.6)%***
	% of revenue		*% of revenue*		
Cost of service	*50.6 %*	$131.8	*51.7 %*	$135.5	*(2.7)%*
Gross margin	*49.4 %*	*128.8*	*48.3 %*	*126.8*	*1.6%*
General and administrative expenses	*39.5 %*	103.0	*39.2 %*	102.7	*0.3%*
Total operating expenses	*90.1%*	$234.8	*90.8%*	$238.2	*(1.4)%*
Other income		—		(0.1)	
Net income attributable to noncontrolling interests		0.6		0.3	
Adjusted EBITDA		**$25.2**		**$23.9**	***5.4%***
Adjusted EBITDA margin		**9.7%**		**9.1%**	
Impairment of goodwill		**$—**		**$85.8**	***(100.0)%***
Net loss attributable to Enhabit, Inc.		**$(0.2)**		**$(74.4)**	***(99.7)%***
Reported diluted EPS		**$—**		**$(1.49)**	***(100.0)%***
Adjusted EPS (see calculations on slides 34 and 35)		**$0.07**		**$0.04**	***75.0%***
General and administrative expenses in the above table exclude:					
Gain on disposal of assets		$—		$(0.1)	
Stock-based compensation expense		$2.2		$2.6	
Unusual or nonrecurring items that are not typical of ongoing operations[1]		$4.8		$2.6	

[1] Unusual or nonrecurring items in Q2 2024 include costs associated with shareholder activism, the strategic review process and nonroutine litigation; in Q2 2023, they include nonroutine litigation and shareholder activism.

Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice

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Enhabit Home Health & Hospice 6 Consolidated Results (continued) • 43% of non-Medicare visits are now in payor innovation contracts at improved rates. • Non-Medicare revenue per visit increased to $147. Payor Innovation strategy continues to foster Medicare Advantage growth. Consolidated revenue decreased $1.7 million, or 0.6%, year over year. Reconciliations to GAAP provided in Appendix Continued success in recruitment and retention • Increase of 243 full-time clinical nurses since the spin in 2022 – Highest count of clinical front-line employees since spin Consolidated Adjusted EBITDA grew 5.4% year over year through cost management in home health and revenue growth in hospice.

Clinical Expertise and High-Quality Outcomes

Standardized Protocols

Disciplined Use of Technology

Motivated Clinicians

Superior Performance

	Enhabit	National Average	% Better Than Average	
QoPC Star Rating[1]	3.4	3.0	13.3%	80% of our home health agencies are 3 Stars or higher; 28% are 4 Stars or higher[1]
HHCAHPS Star Rating[2]	3.8	3.6	5.6%	99% of our home health agencies are 3 Stars or higher; 74% are 4 Stars or higher[2]
30-Day Hospital Readmission Rate[3]	13.5%	17.6%	23.3%	% of patients readmitted to an acute care hospital within 30 days of start of care or resumption of care
Patient Visits in Last Days of Life[4]	73.4%	47.9%	53.2%	% of patients who received in person visits from RN or medical social worker on at least two out of the final three days of the patient's life

1) Quality of Patient Care (QoPC) Star Ratings as of July 2024 for dates of service full year 2022; October 2022 through September 2023
2) Home Health Care Consumer Assessment of Healthcare Providers (HHCAHPS) Patient Survey Star Ratings as of July 2024 for dates of service January 1, 2023 - December 31, 2023
3) Research Institute for Home Care 2023 Chartbook (data from Medicare Standard Analytics Files for CY 2022), Enhabit data is as of Q1 2024
4) Medicare fee for service claims data from January 2021 to December 2022 (source Medicare Provider Data catalog - January 2024)

Enhabit Home Health & Hospice
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Enhabit Home Health & Hospice 8 Payor Innovation Payor innovation strategy continues to foster Medicare Advantage growth. Driving steady increases in our non-Medicare revenue per visit 43% of non-Medicare visits are now in payor innovation contracts at improved rates. Visits from payor innovation contracts as a percentage of total non-Medicare visits: Non-Medicare revenue per visit:

Enhabit Home Health & Hospice 9 Payor Innovation (continued) • Improved clinical capacity • Increased favorable payor contracts • negotiated 68 new contracts since spin • Pipeline of 31 new agreements, with 30 historic agreements that are being re-negotiated • Utilizing technology to provide A Better Way to Care and optimize clinical resources • Medalogix Pulse • Virtual care

Enhabit Home Health & Hospice 10 De Novos Strategically reinvesting for growth • Added one home health de novo location in Q2 2024 – Melbourne, Florida home health location began accepting patients in April 2024 Home Health Hospice Total December 31, 2020 241 82 323 De Novo Locations Opened 0 3 3 Acquired Locations 11 11 22 Merged/Closed Locations (1) 0 (1) December 31, 2021 251 96 347 De Novo Locations Opened 1 3 4 Acquired Locations 2 6 8 Merged/Closed Locations (2) 0 (2) December 31, 2022 252 105 357 De Novo Locations Opened 2 4 6 Acquired Locations 1 0 1 YTD 2023 255 109 364 251 252 255 256 96 105 110 112 Home Health Hospice 12/31/21 12/31/22 12/31/23 YTD 2024 0 100 200 300 400 Location Count

Home Health Segment

($ in millions)	Q2 2024	Q2 2023	'24 vs. '23
Net service revenue:			
Medicare	$121.7	$139.4	(12.7)%
Non-Medicare	86.3	71.8	20.2 %
Private duty[1]	2.2	2.6	(15.4)%
Home health net service revenue	**210.2**	**213.8**	(1.7)%
Cost of service	106.9	111.4	(4.0)%
Gross margin	*49.1 %*	*47.9 %*	
General and administrative expenses	58.6	59.4	(1.3)%
Other income	—	(0.1)	(100.0)%
Net income attributable to noncontrolling interests	0.5	0.3	66.7 %
Adjusted EBITDA	**$44.2**	**$42.8**	**3.3 %**
% Adj. EBITDA margin	*21.0 %*	*20.0 %*	
Operational metrics (actual amounts)			
Medicare:			
Admissions	**24,015**	26,845	(10.5)%
Recertifications	**16,639**	19,884	(16.3)%
Completed episodes	**41,620**	47,528	(12.4)%
Visits	**597,742**	691,857	(13.6)%
Visits per episode	**14.4**	14.6	(1.4)%
Revenue per episode	**$2,924**	$2,933	(0.3)%
Non-Medicare:			
Admissions	**30,209**	24,130	25.2%
Recertifications	**14,587**	13,458	8.4%
Visits	**581,326**	514,008	13.1%
Total:			
Admissions	**54,224**	50,975	6.4%
Same-store total admissions growth			*6.2%*
Recertifications	**31,226**	33,342	(6.3)%
Same-store total recertifications growth			*(6.5)%*
Visits	**1,179,068**	1,205,865	(2.2)%
Visits per episode	**14.0**	14.6	(4.1)%
Cost per visit	**$89**	$91	(2.2)%

[1]Private duty represents long-term comprehensive hourly nursing medical care.

Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice
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Enhabit Home Health & Hospice 12 Home Health Segment (continued) Non-Medicare admissions grew 25.2%, driving total admissions growth of 6.4% year over year. • Revenue declined $3.6 million, or 1.7%, year over year primarily due to lower Medicare volume as a result of lower recertifications year over year. – The net impact of the payor mix shift year over year was a positive $1 million. Adjusted EBITDA increased $1.4 million, or 3.3%, year over year primarily due to lower cost per visit. • Cost per visit decreased 2.2% year over year primarily due to a reduction in contract labor and favorable experience in workers' compensation and group medical claims. Home health total admissions increased 6.4% year over year. Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 13 Hospice Segment ($ in millions) Q2 '24 vs. '232024 2023 Net service revenue $50.4 $48.5 3.9 % Cost of service 24.9 24.1 3.3 % Gross margin 50.6% 50.3 % General and administrative expenses 16.3 16.1 1.2 % Net income attributable to noncontrolling interests 0.1 — NM Adjusted EBITDA $9.1 $8.3 9.6% % Adj. EBITDA margin 18.1% 17.1 % Operational metrics (actual amounts) Total admissions 2,888 2,837 1.8 % Same-store total admissions growth (0.2) % Patient days 320,026 311,465 2.7 % Discharged average length of stay 108 108 — % Average daily census 3,517 3,423 2.7 % Revenue per patient day $157 $156 0.6 % Cost per patient day $78 $77 1.3 % References in the financial tables to percentage changes that are not meaningful are denoted by “NM”. Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 14 Hospice Segment (continued) Hospice average daily census increased 2.7% year over year. Revenue increased $1.9 million, or 3.9%, year over year due to increased Medicare reimbursement rates and an increase in patient days. • Admissions increased 1.8% year over year. • Revenue per day increased 0.6% year over year primarily due to increased Medicare reimbursement rates. Average daily census increased 3.7% sequentially. • Average daily census increased sequentially every month since January 2024. Adjusted EBITDA increased $0.8 million, or 9.6%, year over year primarily due to increased revenue. • Cost per day increased 1.3% year over year primarily due to increased costs associated with patient supplies, including durable medical equipment and pharmacy. – The impact of merit and market increases was offset by a reduction in contract labor. Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 15 Consolidated Adjusted EBITDA ($ in millions) Q2 2024 % of Consolidated Revenue Q2 2023 % of Consolidated Revenue Home health segment Adjusted EBITDA $44.2 $42.8 Hospice segment Adjusted EBITDA 9.1 8.3 Home office general & administrative expenses (28.1) 10.8% (27.2) 10.4 % Consolidated Adjusted EBITDA $25.2 $23.9 Home office general & administrative expenses in the above table exclude: Gain on disposal of assets $— $(0.1) Stock-based compensation $2.2 $2.6 Unusual or nonrecurring items that are not typical of ongoing operations(1) $4.8 $2.6 (1) Unusual or nonrecurring items in Q2 2024 include costs associated with shareholder activism, the strategic review process and nonroutine litigation; in Q2 2023, they include nonroutine litigation and shareholder activism. Reconciliations to GAAP provided in Appendix • Home office general and administrative expenses increased year over year as merit, market and anticipated bonus compensation increases in 2024 offset cost structure changes implemented in the back half of 2023.

Enhabit Home Health & Hospice 16 Debt & Liquidity Metrics ($ in millions) June 30, 2024 December 31, 2023 Advances under revolving credit facility, due 2027(1) $170.0 $180.0 $400 million term loan facility, due 2027(1)(2) 357.5 367.1 Finance lease obligations 8.2 5.5 Total debt $535.7 $552.6 Less: Cash and cash equivalents 28.5 27.4 Net debt $507.2 $525.2 Net debt to Adjusted EBITDA 5.1x 5.4x Trailing twelve-month Adjusted EBITDA $98.9 $97.6 Available liquidity $71.9 $60.8 (1) The Q2 2024 weighted average interest rate was 7.6% (SOFR + credit spread adjustment + 250 bps). (2) In October 2022, Enhabit entered into an interest rate swap to fix the rate on $200 million of its term loan. The swap fixes the SOFR component of the interest rate at 4.3%. Reconciliations to GAAP provided in Appendix In June 2024, the Company made a voluntary $10 million payment, reducing the outstanding balance of the revolving credit facility from $180 million to $170 million.

Enhabit Home Health & Hospice 17 Adjusted Free Cash Flow • Adjusted free cash flow decreased year over year primarily due to cash tax refunds received in 2023 without corresponding refunds in 2024 coupled with higher cash interest payments as a result of higher interest rates year over year. • See Adjusted free cash flow assumptions on slide 20. • See uses of Adjusted free cash flow on slide 21. ($ in millions) $38.9 $1.3 $(4.5) $(5.1)$(0.8) $29.0 Adj. Free Cash Flow YTD 2023 Adjusted EBITDA Change in Working Capital and Other Maintenance Capital Expenditures Cash Interest Payments Cash Tax Payments, Net of Refunds Adj. Free Cash Flow YTD 2024 $0 $10 $20 $30 $40 Reconciliations to GAAP provided in Appendix $(0.8)

Enhabit Home Health & Hospice 18 2024 Guidance Updated as of August 7, 2024 ($ in millions, except per share data) 2023 Actuals 2024 Previous Guidance 2024 Updated Guidance Net service revenue $1,046.3 $1,076 to $1,102 $1,050 to $1,063 Adjusted EBITDA $97.6 $98 to $110 $100 to $106 Adjusted EPS $0.22 $0.12 to $0.43 $0.19 to $0.37 Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 19 Guidance Considerations • An increase of 1.2% in Medicare pricing • Continued shift to more non-Medicare admissions • Cost per visit increase of 0% to 1% Home Health • An increase of 2.9% in Medicare pricing for Q1 through Q3 • An increase of approximately 3% in Medicare pricing for Q4 • Cost per patient day increase of 2% to 3% Hospice • Tax rate of approximately 26% • Diluted share count of approximately 50.5 million shares Consolidated

Enhabit Home Health & Hospice 20 Adjusted Free Cash Flow Assumptions ($ in millions) Certain cash flow items 2023 Full Year 2024 YTD 2024 Prior Assumptions 2024 Assumptions Adjusted EBITDA $97.6 $50.5 $98 to $110 $100 to $106 Cash interest expense 40.6 22.4 $40 to $45 $41 to $44 Cash income tax payments (refunds), net (8.2) (0.3) $4 to $6 $4 to $5 Working capital and other 3.0 (3.1) $(3) to $3 $(3) to $3 Maintenance capital expenditures 3.4 2.5 $5 to $10 $5 to $10 Adjusted free cash flow $58.8 $29.0 $36 to $62 $39 to $58 • Net cash income tax refunds in 2023 include the impact of a partial refund of 2022 overpayment. Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 21 Uses of Adjusted Free Cash Flow ($ in millions) Growth in Core Business 2023 Full Year YTD 2024 2024 Assumptions De novos $2.2 $1.0 $2.5 to $3.5 Acquisitions(1) $2.8 $— TBD Debt repayments (borrowings), net $30.0 $20.0 TBD (1) Completed the acquisition of Specialty Home Health Care Inc. in Q1 2023 at a purchase price of $3.1 million, with a hold back of $0.3 million expected to be released March 1, 2025.

Enhabit Home Health & Hospice 22 Appendix

Enhabit Home Health & Hospice 23 Overview 107 hospice locations co-located with home health locations(1) 10 states where we are #1 or #2 in home health(2) ~66% of total Medicare home health spend occurs in states in which we operate(2) Home Health Locations Hospice Locations Home Health & Hospice State Home Health Only State (1) As of June 30, 2024 - due to scale, not all locations can be represented by locational markers (2) Based on 2022 Home Health Medicare revenues 112 Hospice Locations(1) 256 Home Health Locations(1) We are a leading provider of home health and hospice services that strives to provide superior, cost-effective care where patients prefer it: in their homes For over 20 years, we've provided care with high-quality outcomes becoming a trusted partner of health systems, payors and other risk-bearing entities We operate nationally across 34 states with 10,800+ employees We foster an award-winning culture that is a strategic advantage in attracting and retaining talent and a main contributor to our continued success

Enhabit Home Health & Hospice 24 2024 Priorities Home Health Hospice De Novos People Strategy • Stabilize Medicare as a % of total home health revenue • Leverage payor innovation strategy – Improve Medicare Advantage rates – Shift away from lower rate contracts • Grow through increased clinical staffing, ability to accept new payors and alignment of clinical resource utilization with patient acuity and complexities • Grow census through improved staffing capacity with case management model • Gain operating leverage in hospice fixed cost structure by growing census • Increase use of analytics to drive high-quality care via case management model • Focus on efficiencies in referral to admission process • Open 10 de novo locations • Ramp up staffing, referral and admission growth in de novo locations opened in 2023 • Continue to increase net full-time nursing and therapy headcount to support home health growth • Focus on employee engagement to retain workforce

Enhabit Home Health & Hospice 25 Long-Term Outlook

Enhabit Home Health & Hospice 26 Enhabit Home Health Long-Term Outlook Q2 2024 home health admissions continued to grow versus prior year, and we expect to continue growing at mid- to high- single digits over the next three years with our ability to better serve referral sources through improved clinical capacity and payor innovation contracts. Home health admissions have accelerated over the last three quarters Home Health Admissions Growth vs Prior Year 1.2% 3.2% 1.6% 3.9% 5.3% 6.4% —% 1.7% 0.2% 3.2% 5.0% 6.2% Total admissions growth Same-store admissions growth Q1 23 Q2 23 Q3 23 Q4 23 Q1 24 Q2 24

Enhabit Hospice Long-Term Outlook

Sequential monthly growth in census in 2024


2024 Hospice Monthly Census Trend
3,343
3,368
3,459
3,491
3,520
3,539
Jan-24
Feb-24
Mar-24
Apr-24
May-24
Jun-24

Expect hospice volumes to grow at mid- to high-single digits over the next three years after investing in the case management model and the build out of business development team

Enhabit Home Health & Hospice

27

Home Health Operational Metrics

(net service revenue $ in millions)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024	Q2 2024	YTD 2024
Medicare	$146.0	$139.4	$141.0	$130.9	$557.3	$128.3	$121.7	$250.0
Non-Medicare	67.1	71.8	67.3	76.8	283.0	82.6	86.3	168.9
Private duty[1]	2.7	2.6	2.6	1.8	9.7	2.3	2.2	4.5
Home health net service revenue	$215.8	$213.8	$210.9	$209.5	$850.1	$213.2	$210.2	$423.4
(actual amounts)[1]								
Medicare:								
Admissions	29,285	26,845	25,585	25,090	106,805	25,944	24,015	49,959
Recertifications	19,938	19,884	19,321	18,970	78,113	17,652	16,639	34,291
Completed episodes	49,231	47,528	44,350	44,305	185,414	43,171	41,620	84,791
Visits	723,399	691,857	660,380	639,744	2,715,380	632,047	597,742	1,229,789
Visits per episode	14.7	14.6	14.9	14.4	14.6	14.6	14.4	14.5
Revenue per episode	$2,966	$2,933	$3,179	$2,955	$3,006	$2,972	$2,924	$2,948
Non-Medicare:								
Admissions	24,658	24,130	24,938	26,917	100,643	30,881	30,209	61,090
Recertifications	11,840	13,458	13,411	13,058	51,767	13,489	14,587	28,076
Visits	482,301	514,008	501,764	522,641	2,020,714	571,289	581,326	1,152,615
Total:								
Admissions	53,943	50,975	50,523	52,007	207,448	56,825	54,224	111,049
Recertifications	31,778	33,342	32,732	32,028	129,880	31,141	31,226	62,367
Visits	1,205,700	1,205,865	1,162,144	1,162,385	4,736,094	1,203,336	1,179,068	2,382,404
Visits per episode	14.8	14.6	14.9	14.3	14.6	14.9	14.0	14.5
Cost per visit	$88	$91	$93	$92	$91	$90	$89	$90

(1) Private duty represents long-term comprehensive hourly nursing medical care.

Enhabit Home Health & Hospice
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Enhabit Home Health & Hospice 29 Hospice Operational Metrics (net service revenue $ in millions) Q1 2023 Q2 2023 Q3 2023 Q4 2023 FY 2023 Q1 2024 Q2 2024 YTD 2024 Hospice net service revenue $49.3 $48.5 $47.4 $51.1 $196.2 $49.2 $50.4 $99.6 (actual amounts) Total admissions 3,122 2,837 2,882 2,872 11,713 3,032 2,888 5,920 Patient days 317,027 311,465 311,719 315,870 1,256,081 308,542 320,026 628,568 Discharged average length of stay 114 108 107 102 108 104 108 106 Average daily census 3,523 3,423 3,388 3,433 3,441 3,391 3,517 3,454 Revenue per day $156 $156 $152 $162 $156 $159 $157 $158 Cost per day $77 $77 $77 $76 $77 $79 $78 $78

Enhabit Home Health & Hospice 30 Consolidated Results – Year to Date 2024 ($ in millions, except per share data) Year-To-Date '24 vs. '232024 2023 Home health net service revenue $423.4 $429.7 (1.5) % Hospice net service revenue 99.6 97.7 1.9 % Total net service revenue $523.0 $527.4 (0.8) % % of Revenue % of Revenue Cost of service 50.9% 266.0 50.8% 268.1 (0.8) % Gross margin 49.1% 257.0 49.2% 259.3 (0.9) % General and administrative expenses 39.2% 205.2 39.7% 209.4 (2.0) % Total operating expenses 90.1% 471.2 90.5% 477.5 (1.3) % Other income — (0.1) Net income attributable to noncontrolling interests 1.3 0.8 Adjusted EBITDA $50.5 $49.2 2.6 % Adjusted EBITDA margin 9.7% 9.3 % Impairment of goodwill $— $85.8 (100.0) % Net loss attributable to Enhabit, Inc. $— $(71.7) (100.0) % Reported diluted EPS $— $(1.44) (100.0) % Adjusted EPS (see calculations on slides 36 and 37) $0.14 $0.14 — % General and administrative expenses in the above table exclude: Gain on disposal of assets $(0.2) $(0.1) Stock-based compensation expense $4.0 $4.1 Unusual or nonrecurring items that are not typical of ongoing operations(1) $8.5 $4.9 (1) Unusual or nonrecurring items in 2024 include costs associated with shareholder activism, the strategic review process and nonroutine litigation; in 2023, they include costs associated with nonroutine litigation and shareholder activism. Reconciliations to GAAP provided in Appendix

Home Health Segment Results – YTD 2024

($ in millions)	Year-To-Date 2024	Year-To-Date 2023	'24 vs. '23
Net service revenue:			
Medicare	$250.0	$285.5	(12.4)%
Non-Medicare	169.0	138.9	21.7 %
Private duty[1]	4.4	5.3	(17.0)%
Home health net service revenue	**423.4**	**429.7**	(1.5)%
Cost of service	216.8	219.5	(1.2)%
Gross margin	*48.8 %*	*48.9 %*	
General and administrative expenses	118.1	122.3	(3.4)%
Other income	—	(0.1)	(100.0)%
Net income attributable to noncontrolling interests	1.1	0.8	37.5 %
Adjusted EBITDA	**$87.4**	**$87.2**	**0.2 %**
% Adj. EBITDA margin	*20.6 %*	*20.3 %*	
Operational metrics (actual amounts)			
Medicare:			
Admissions	**49,959**	56,130	(11.0)%
Recertifications	**34,291**	39,822	(13.9)%
Completed episodes	**84,791**	96,759	(12.4)%
Visits	**1,229,789**	1,415,256	(13.1)%
Visits per episode	**14.5**	14.6	(0.7)%
Revenue per episode	**$2,948**	$2,951	(0.1)%
Non-Medicare:			
Admissions	**61,090**	48,788	25.2%
Recertifications	**28,076**	25,298	11.0%
Visits	**1,152,615**	996,309	15.7%
Total:			
Admissions	**111,049**	104,918	5.8%
Same-store total admissions growth			*5.6%*
Recertifications	**62,367**	65,120	(4.2)%
Same-store total recertifications growth			*(4.5)%*
Visits	**2,382,404**	2,411,565	(1.2)%
Visits per episode	**14.5**	14.7	(1.4)%
Cost per visit	**$90**	$89	1.1%

(1) Private duty represents long-term comprehensive hourly nursing medical care.

Enhabit Home Health & Hospice

Reconciliations to GAAP provided in Appendix

31

Enhabit Home Health & Hospice 32 Hospice Segment Results – YTD 2024 ($ in millions) Year-To-Date '24 vs. '232024 2023 Net service revenue $99.6 $97.7 1.9 % Cost of service 49.2 48.6 1.2 % Gross margin 50.6% 50.3 % General and administrative expenses 32.0 32.4 (1.2) % Net income attributable to noncontrolling interests 0.2 — NM Adjusted EBITDA $18.2 $16.7 9.0% % Adj. EBITDA margin 18.3% 17.1 % Operational metrics (actual amounts) Total admissions 5,920 5,959 (0.7) % Same-store total admissions growth (3.0) % Patient days 628,568 628,492 — % Discharged average length of stay 106 111 (4.5) % Average daily census 3,454 3,472 (0.5) % Revenue per patient day $158 $155 1.9 % Cost per patient day $78 $77 1.3 % References in the financial tables to percentage changes that are not meaningful are denoted by “NM”. Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 33 Payor Sources As a % of Revenue Q2 Year-To-Date Fiscal Year Consolidated 2024 2023 2024 2023 2023 Medicare 65.7% 70.8% 66.5% 71.9% 71.5% Medicare Advantage 23.5% 20.3% 23.1% 19.5% 19.0% Managed Care 9.6% 7.7% 9.3% 7.5% 8.2% Medicaid 1.0% 1.2% 0.9% 1.1% 1.2% Other 0.2% —% 0.2% —% 0.1% Total 100.0% 100.0% 100.0% 100.0% 100.0% Home Health Medicare 57.9% 65.2% 59.0% 66.4% 65.6% Medicare Advantage 29.2% 24.9% 28.5% 24.0% 23.4% Managed Care 11.5% 8.5% 11.0% 8.2% 9.5% Medicaid 1.1% 1.4% 1.2% 1.3% 1.4% Other 0.3% —% 0.3% 0.1% 0.1% Total 100.0% 100.0% 100.0% 100.0% 100.0% Hospice Medicare 98.2% 95.3% 98.1% 96.0% 97.1% Managed Care 1.8% 4.1% 1.9% 4.0% 2.5% Medicaid —% 0.4% —% —% 0.4% Other —% 0.2% —% —% —% Total 100.0% 100.0% 100.0% 100.0% 100.0%

Enhabit Home Health & Hospice 34 EPS Calculation: Q2 2024 ($ in millions, except per share amounts) Adjusted EPS – Q2 2024 As Reported Unusual or Nonrecurring Items That are Not Typical of Ongoing Operations As Adjusted Adjusted EBITDA(1) $25.2 $— $25.2 Interest expense and amortization of debt discounts and fees (10.9) — (10.9) Depreciation and amortization (7.6) — (7.6) Stock-based compensation (2.2) — (2.2) Unusual or nonrecurring items that are not typical of ongoing operations(2) (4.8) 4.8 — (Loss) income before income taxes (0.3) 4.8 4.5 Income tax benefit (expense) 0.1 (1.3) (1.2) Net (loss) income attributable to Enhabit, Inc. $(0.2) $3.5 $3.3 Diluted EPS $— $0.07 $0.07 Diluted shares 50.1 50.1 (1) Reconciliation to GAAP provided on slides 38 and 39. (2) Unusual or nonrecurring items in Q2 2024 include costs associated with shareholder activism, the strategic review process and nonroutine litigation.

Enhabit Home Health & Hospice 35 EPS Calculation: Q2 2023 ($ in millions, except per share amounts) Adjusted EPS – Q2 2023 As Reported Impairment of Goodwill Unusual or Nonrecurring Items That are Not Typical of Ongoing Operations Income Tax Adjustments(3) As Adjusted Adjusted EBITDA(1) $23.9 $— $— $— $23.9 Interest expense and amortization of debt discounts and fees (10.3) — — — (10.3) Depreciation and amortization (7.7) — — — (7.7) Gain on disposal of assets 0.1 — — — 0.1 Impairment of goodwill (85.8) 85.8 — — — Stock-based compensation (2.6) — — — (2.6) Unusual or nonrecurring items that are not typical of ongoing operations(2) (2.6) — 2.6 — — (Loss) income before income taxes (85.0) 85.8 2.6 — 3.4 Income tax benefit (expense) 10.6 (11.1) (1.0) 0.1 (1.4) Net (loss) income attributable to Enhabit, Inc. $(74.4) $74.7 $1.6 $0.1 $2.0 Diluted EPS $(1.49) $1.50 $0.03 $— $0.04 Diluted shares 49.8 49.8 (1) Reconciliation to GAAP provided on slides 38 and 39. (2) Unusual or nonrecurring items in Q2 2023 include costs associated with nonroutine litigation and shareholder activism. (3) Income tax adjustments include the effect of permanent book-tax differences attributable to stock-based compensation.

Enhabit Home Health & Hospice 36 EPS Calculation: YTD 2024 ($ in millions, except per share amounts) Adjusted EPS – YTD 2024 As Reported Unusual or Nonrecurring Items That are Not Typical of Ongoing Operations Income Tax Adjustments(3) As Adjusted Adjusted EBITDA(1) $50.5 $— $— $50.5 Interest expense and amortization of debt discounts and fees (22.0) — — (22.0) Depreciation and amortization (15.4) — — (15.4) Gain on disposal of assets 0.2 — — 0.2 Stock-based compensation (4.0) — — (4.0) Unusual or nonrecurring items that are not typical of ongoing operations(2) (8.5) 8.5 — — Income before income taxes 0.8 8.5 — 9.3 Income tax expense (0.8) (2.2) 0.6 (2.4) Net income attributable to Enhabit, Inc. $— $6.3 $0.6 $6.9 Diluted EPS $— $0.13 $0.01 $0.14 Diluted shares 50.1 50.1 (1) Reconciliation to GAAP provided on slides 38 and 39. (2) Unusual or nonrecurring items in 2024 include costs associated with shareholder activism, the strategic review process and nonroutine litigation. (3) Income tax adjustments include the effect of permanent book-tax differences attributable to stock-based compensation.

Enhabit Home Health & Hospice 37 EPS Calculation: YTD 2023 ($ in millions, except per share amounts) Adjusted EPS – FY 2023 As Reported Impairment of Goodwill Unusual or Nonrecurring Items That are Not Typical of Ongoing Operations Income Tax Adjustments(3) As Adjusted Adjusted EBITDA(1) $49.2 $— $— $— $49.2 Interest expense and amortization of debt discounts and fees (19.8) — — — (19.8) Depreciation and amortization (15.5) — — — (15.5) Gain on disposal of assets 0.1 — — — 0.1 Impairment of goodwill (85.8) 85.8 — — — Stock-based compensation (4.1) — — — (4.1) Unusual or nonrecurring items that are not typical of ongoing operations(2) (4.9) — 4.9 — — (Loss) income before income taxes (80.8) 85.8 4.9 — 9.9 Income tax benefit (expense) 9.1 (11.1) (1.6) 0.5 (3.1) Net (loss) income attributable to Enhabit, Inc. $(71.7) $74.7 $3.3 $0.5 $6.8 Diluted EPS $(1.44) $1.50 $0.07 $0.01 $0.14 Diluted shares 49.8 49.8 (1) Reconciliation to GAAP provided on slides 38 and 39. (2) Unusual or nonrecurring items in 2023 include costs associated with nonroutine litigation and shareholder activism. (3) Income tax adjustments include the effect of permanent book-tax differences attributable to stock-based compensation.

Enhabit Home Health & Hospice 38 Reconciliation of Net Income (Loss) to Adjusted EBITDA – Consolidated ($ in millions) Three Months Ended June 30, Six Months Ended June 30, 2024 2023 2024 2023 Net income (loss) $0.4 $(74.1) $1.3 $(70.9) Interest expense and amortization of debt discounts and fees 10.9 10.3 22.0 19.8 Income tax (benefit) expense (0.1) (10.6) 0.8 (9.1) Depreciation and amortization 7.6 7.7 15.4 15.5 Gain on disposal of assets — (0.1) (0.2) (0.1) Impairment of goodwill — 85.8 — 85.8 Stock-based compensation 2.2 2.6 4.0 4.1 Net income attributable to noncontrolling interests (0.6) (0.3) (1.3) (0.8) Unusual or nonrecurring items that are not typical of ongoing operations(1) 4.8 2.6 8.5 4.9 Adjusted EBITDA $25.2 $23.9 $50.5 $49.2 (1) Unusual or nonrecurring items in the three and six months ended June 30, 2024 include costs associated with shareholder activism, the strategic review process and nonroutine litigation; in the three and six months ended June 30, 2023, they include nonroutine litigation and shareholder activism.

Enhabit Home Health & Hospice 39 Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA ($ in millions) Three Months Ended June 30, Six Months Ended June 30, 2024 2023 2024 2023 Net cash provided by operating activities $9.6 $9.6 $26.9 $39.2 Interest expense, excluding amortization of debt discounts and fees 10.6 10.1 21.3 19.3 Current portion of income tax expense 0.5 0.7 1.9 1.9 Change in assets and liabilities, excluding derivative instrument 0.3 1.2 (6.9) (15.0) Net income attributable to noncontrolling interests (0.6) (0.3) (1.3) (0.8) Unusual or nonrecurring items that are not typical of ongoing operations(1) 4.8 2.6 8.5 4.9 Other — — 0.1 (0.3) Adjusted EBITDA $25.2 $23.9 $50.5 $49.2 (1) Unusual or nonrecurring items in the three and six months ended June 30, 2024 include costs associated with shareholder activism, the strategic review process and nonroutine litigation; in the three and six months ended June 30, 2023, they include nonroutine litigation and shareholder activism.

Enhabit Home Health & Hospice 40 Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow ($ in millions) Three Months Ended June 30, Six Months Ended June 30, 2024 2023 2024 2023 Net cash provided by operating activities $9.6 $9.6 $26.9 $39.2 Unusual or nonrecurring items that are not typical of ongoing operations(1) 4.8 2.6 8.5 4.9 Capital expenditures for maintenance (0.7) (1.1) (2.5) (1.7) Other working capital adjustments (1.1) (0.5) (1.7) (1.0) Distributions paid to noncontrolling interests of consolidated affiliates (2.2) — (2.2) (2.5) Adjusted free cash flow $10.4 $10.6 $29.0 $38.9 (1) Unusual or nonrecurring items in the three and six months ended June 30, 2024 include costs associated with shareholder activism, the strategic review process and nonroutine litigation; in the three and six months ended June 30, 2023, they include nonroutine litigation and shareholder activism.

Enhabit Home Health & Hospice 41 Reconciliation of Gross Margin to Adjusted EBITDA Margin Three Months Ended June 30, Six Months Ended June 30, 2024 2023 2024 2023 Gross margin as a percentage of revenue 49.4% 48.3% 49.1% 49.2 % General and administrative expenses (42.2) % (41.1) % (41.6) % (41.4) % Stock-based compensation 0.9% 1.0% 0.8% 0.8 % Noncontrolling interests (0.2) % (0.1) % (0.2) % (0.2) % Unusual or nonrecurring items that are not typical of ongoing operations(1) 1.8% 1.0% 1.6% 0.9 % Adjusted EBITDA margin 9.7% 9.1% 9.7% 9.3% (1) Unusual or nonrecurring items in the three and six months ended June 30, 2024 include costs associated with shareholder activism, the strategic review process and nonroutine litigation; in the three and six months ended June 30, 2023, they include nonroutine litigation and shareholder activism.